Exhibit 99.1

LKQ CORPORATION ACHIEVES RECORD RESULTS FOR 2011

•	Revenue growth of 32% to $3.3 billion

•	Fourth quarter 2011 diluted EPS increases 36%

•	2011 diluted EPS increases 23%

•	Provides 2012 guidance

Chicago, IL (February 23, 2012) - LKQ Corporation (Nasdaq:LKQX) today announced results for its fourth quarter and full year ended December 31, 2011. Income from continuing operations for the fourth quarter was $56.1 million and diluted earnings per share was $0.38, a 36% increase over the $0.28 reported for 2010. For the full year 2011, income from continuing operations was $210.3 million and diluted earnings per share was $1.42, a 23% increase over the $1.15 reported for 2010.

“We completed a successful 2011 with a solid fourth quarter,” stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. “In 2011, the Company surpassed $3 billion in revenue for the first time, and achieved double digit total organic revenue growth and diluted EPS growth despite the headwinds of high fuel costs, the high cost of salvage vehicles and the reduction in miles driven that we faced throughout the year.”

Mr. Wagman added, “We made 21 acquisitions in 2011 including the purchase of Euro Car Parts. The financial performance of these businesses and their integration into our existing operations is progressing as expected.”

Fourth Quarter 2011 Reported Results

For the fourth quarter of 2011, revenue was $939.6 million compared with $674.1 million for the fourth quarter of 2010, an increase of 39.4%. Income from continuing operations for the fourth quarter was $56.1 million compared with $41.3 million in the prior year, an increase of 35.9%. For the fourth quarter, organic revenue growth was 6.4%, and parts and services revenue grew organically by 5.6%. Acquisition revenue growth for the fourth quarter was 33.1%.

Full Year 2011 Reported Results

For the full year of 2011, revenue was $3.27 billion compared with $2.47 billion in 2010, an increase of 32.4%. Income from continuing operations for the full year was $210.3 million compared with $167.1 million for the prior year, an increase of 25.8%. For the full year of 2011, organic revenue growth was 10.7%, and parts and services revenue grew organically by 7.9%. Acquisition revenue growth for 2011 was 21.5%.

Balance Sheet and Liquidity

As of December 31, 2011, LKQ’s balance sheet reflected cash and equivalents of $48.2 million, and the outstanding obligations under the Company’s credit facilities were $901.4 million ($240.6 million of term loans and $660.7 million of revolver borrowings). Total availability under the credit agreement at December 31, 2011 was $453.9 million, composed of $253.9 million on its revolving credit facility and $200.0 million of delayed draw term loan under its credit facility. On January 31, 2012, the Company borrowed the full $200 million available term loan and used those proceeds to repay a portion of its revolver debt.

Other Events

During the fourth quarter, LKQ acquired four businesses including the previously announced Euro Car Parts acquisition, the largest automotive aftermarket parts distributor in the United Kingdom. In North America, the Company acquired a heavy duty truck business in Colorado, a wholesale salvage business in Idaho, and a classic vehicle restoration parts and accessories distribution business in Georgia.

On November 7, 2011, the Board of Directors elected Joseph M. Holsten as the Chairman of the Board of Directors and elected Robert L. Wagman as a member of the Board of Directors.

In January 2012, Mr. Wagman was appointed LKQ’s President and Chief Executive Officer, succeeding Mr. Holsten who retired as an employee effective January 1, 2012. Mr. Holsten will continue as a consultant to the Company and Chairman of the Board of Directors.

Company Outlook

Based on current conditions and excluding restructuring expenses and any gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities), LKQ anticipates full year 2012 organic revenue growth from parts and services will be in the range of 5.5% to 7.5%, income from continuing operations will be in the range of $258 million to $278 million and diluted earnings per share from continuing operations will be in the range of $1.72 to $1.85.

Cash flow from operations for 2012 is projected to be in the range of $250 million to $280 million. The Company estimates capital expenditures related to property and equipment (excluding any acquisition related expenditures) will be between $100 million to $115 million.

Quarterly Conference Call

LKQ will host a conference call and Webcast on February 23, 2012 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company’s results.

To access the investor conference call, please dial (877) 407-0315. International access to the call may be obtained by dialing (201) 689-8501. The audio webcast can be accessed via the Company’s website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account: 286 #, conference ID: 387182 #. An online replay of the audio webcast will be available on the Company’s website. Both formats of replay will be available through March 23, 2012. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts and refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 440 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates or miles driven;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus the pound sterling, the Canadian dollar, the Mexican peso and the Taiwan dollar;

•	periodic adjustments to estimated contingent purchase price amounts;

•	instability in regions in which we operate, such as Mexico, that can affect our supply of certain products; and

•	other risks that are described in our Form 10-K filed February 25, 2011 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross

Director, Investor Relations

(312) 621-2793

jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue	$939,632	$674,063	$3,269,862	$2,469,881
Cost of goods sold	547,843	386,563	1,877,869	1,376,401

Gross margin	391,789	287,500	1,391,993	1,093,480
Facility and warehouse expenses	82,239	63,868	293,423	233,993
Distribution expenses	84,326	58,578	287,626	212,718
Selling, general and administrative expenses	117,800	81,791	391,942	310,228
Restructuring and acquisition related expenses	2,257	75	7,590	668
Depreciation and amortization	15,029	10,056	49,929	37,996

Operating income	90,138	73,132	361,483	297,877
Other expense (income):
Interest expense, net	6,520	6,699	22,447	28,316
Loss on debt extinguishment	—	—	5,345	—
Change in fair value of contingent consideration liabilities	207	—	(1,408)	—
Other (income) expense, net	(807)	9	(672)	(564)

Total other expense, net	5,920	6,708	25,712	27,752

Income from continuing operations before provision for income taxes	84,218	66,424	335,771	270,125

Provision for income taxes	28,073	25,096	125,507	103,007

Income from continuing operations	56,145	41,328	210,264	167,118

Discontinued operations:
Income from discontinued operations, net of taxes	—	—	—	224
Gain on sale of discontinued operations, net of taxes	—	—	—	1,729

Income from discontinued operations	—	—	—	1,953

Net income	$56,145	$41,328	$210,264	$169,071

Basic earnings per share (1):
Income from continuing operations	$0.38	$0.29	$1.44	$1.17
Income from discontinued operations	—	—	—	0.01

Total	$0.38	$0.29	$1.44	$1.18

Diluted earnings per share (1):
Income from continuing operations	$0.38	$0.28	$1.42	$1.15
Income from discontinued operations	—	—	—	0.01

Total	$0.38	$0.28	$1.42	$1.16

Weighted average common shares outstanding:
Basic	146,639	144,762	146,126	143,271

Diluted	149,034	147,056	148,375	145,857

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

( In thousands, except share and per share data )

	December 31, 2011	December 31, 2010
Assets
Current Assets:
Cash and equivalents	$48,247	$95,689
Receivables, net	281,764	191,085
Inventory	736,846	492,688
Deferred income taxes	45,690	32,506
Prepaid income taxes	17,597	10,923
Prepaid expenses and other current assets	19,591	13,985

Total Current Assets	1,149,735	836,876

Property and Equipment, net	424,098	331,312
Intangibles	1,584,973	1,102,275
Other Assets	40,898	29,046

Total Assets	$3,199,704	$2,299,509

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$210,875	$76,437
Accrued expenses	131,025	84,028
Other current liabilities	24,481	9,224
Current portion of long-term obligations	29,524	52,888
Liabilities of discontinued operations	1,788	2,744

Total Current Liabilities	397,693	225,321

Long-Term Obligations, Excluding Current Portion	926,552	548,066
Deferred Income Taxes	88,796	66,059
Contingent Consideration Liabilities	81,782	1,500
Other Noncurrent Liabilities	60,796	44,402

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 146,948,608 and 145,466,575 shares issued and outstanding at December 31, 2011 and 2010, respectively	1,470	1,455
Additional paid-in capital	902,782	869,798
Retained earnings	748,794	538,530
Accumulated other comprehensive (loss) income	(8,961)	4,378

Total Stockholders’ Equity	1,644,085	1,414,161

Total Liabilities and Stockholders’ Equity	$3,199,704	$2,299,509

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Year Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$210,264	$169,071
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,505	41,428
Stock-based compensation expense	13,107	9,974
Deferred income taxes	9,302	8,963
Excess tax benefit from stock-based payments	(7,973)	(15,000)
Amortization of debt issuance costs	2,013	2,322
Loss on debt extinguishment	5,345	—
Gain on sale of discontinued operations	—	(2,744)
Other	(802)	375
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Receivables	(18,074)	(12,309)
Inventory	(90,091)	(67,795)
Prepaid income taxes/income taxes payable	2,251	7,492
Accounts payable	28,589	10,156
Other operating assets and liabilities	3,336	7,250

Net cash provided by operating activities	211,772	159,183

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(86,416)	(61,438)
Proceeds from sales of property and equipment	1,743	1,441
Proceeds from sale of businesses, net of cash sold	—	11,992
Cash used in acquisitions, net of cash acquired	(486,934)	(143,578)

Net cash used in investing activities	(571,607)	(191,583)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	11,919	13,962
Excess tax benefit from stock-based payments	7,973	15,000
Debt issuance costs	(11,048)	(419)
Borrowings under revolving credit facility	1,111,369	—
Repayments under revolving credit facility	(453,867)	—
Borrowings under term loan	250,000	—
Repayments under term loans	(600,464)	(7,476)
Repayments of other long-term debt	(4,471)	(2,105)

Net cash provided by financing activities	311,411	18,962

Effect of exchange rate changes on cash and equivalents	982	221

Net decrease in cash and equivalents	(47,442)	(13,217)

Cash and equivalents, beginning of period	95,689	108,906

Cash and equivalents, end of period	$48,247	$95,689

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended December 31,
Operating Highlights	2011		2010
		% of Revenue		% of Revenue	Change	% Change
Revenue	$939,632	100.0%	$674,063	100.0%	$265,569	39.4%
Cost of goods sold	547,843	58.3%	386,563	57.3%	161,280	41.7%

Gross margin	391,789	41.7%	287,500	42.7%	104,289	36.3%
Facility and warehouse expenses	82,239	8.8%	63,868	9.5%	18,371	28.8%
Distribution expenses	84,326	9.0%	58,578	8.7%	25,748	44.0%
Selling, general and administrative expenses	117,800	12.5%	81,791	12.1%	36,009	44.0%
Restructuring and acquisition related expenses	2,257	0.2%	75	0.0%	2,182	n/m
Depreciation and amortization	15,029	1.6%	10,056	1.5%	4,973	49.5%

Operating income	90,138	9.6%	73,132	10.8%	17,006	23.3%
Other expense (income):
Interest expense, net	6,520	0.7%	6,699	1.0%	(179)	-2.7%
Loss on debt extinguishment	—	0.0%	—	0.0%	—	n/m
Change in fair value of contingent consideration liabilities	207	0.0%	—	0.0%	207	n/m
Other (income) expense, net	(807)	-0.1%	9	0.0%	(816)	n/m

Total other expense, net	5,920	0.6%	6,708	1.0%	(788)	-11.7%

Income from continuing operations before provision for income taxes	84,218	9.0%	66,424	9.9%	17,794	26.8%
Provision for income taxes	28,073	3.0%	25,096	3.7%	2,977	11.9%

Income from continuing operations	56,145	6.0%	41,328	6.1%	14,817	35.9%

Discontinued operations:
Income from discontinued operations, net of taxes	—	0.0%	—	0.0%	—	n/m
Gain on sale of discontinued operations, net of taxes	—	0.0%	—	0.0%	—	n/m

Income from discontinued operations	—	0.0%	—	0.0%	—	n/m

Net income	$56,145	6.0%	$41,328	6.1%	$14,817	35.9%

Basic earnings per share (1):
Income from continuing operations	$0.38		$0.29		$0.09	31.0%
Income from discontinued operations	—		—		—	n/m

Total	$0.38		$0.29		$0.09	31.0%

Diluted earnings per share (1):
Income from continuing operations	$0.38		$0.28		$0.10	35.7%
Income from discontinued operations	—		—		—	n/m

Total	$0.38		$0.28		$0.10	35.7%

Weighted average common shares outstanding:
Basic	146,639		144,762		1,877	1.3%

Diluted	149,034		147,056		1,978	1.3%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Year Ended December 31,
Operating Highlights	2011		2010
		% of Revenue		% of Revenue	Change	% Change
Revenue	$3,269,862	100.0%	$2,469,881	100.0%	$799,981	32.4%
Cost of goods sold	1,877,869	57.4%	1,376,401	55.7%	501,468	36.4%

Gross margin	1,391,993	42.6%	1,093,480	44.3%	298,513	27.3%
Facility and warehouse expenses	293,423	9.0%	233,993	9.5%	59,430	25.4%
Distribution expenses	287,626	8.8%	212,718	8.6%	74,908	35.2%
Selling, general and administrative expenses	391,942	12.0%	310,228	12.6%	81,714	26.3%
Restructuring and acquisition related expenses	7,590	0.2%	668	0.0%	6,922	n/m
Depreciation and amortization	49,929	1.5%	37,996	1.5%	11,933	31.4%

Operating income	361,483	11.1%	297,877	12.1%	63,606	21.4%
Other expense (income):
Interest expense, net	22,447	0.7%	28,316	1.1%	(5,869)	-20.7%
Loss on debt extinguishment	5,345	0.2%	—	0.0%	5,345	n/m
Change in fair value of contingent consideration liabilities	(1,408)	0.0%	—	0.0%	(1,408)	n/m
Other (income) expense, net	(672)	0.0%	(564)	0.0%	(108)	19.1%

Total other expense, net	25,712	0.8%	27,752	1.1%	(2,040)	-7.4%

Income from continuing operations before provision for income taxes	335,771	10.3%	270,125	10.9%	65,646	24.3%
Provision for income taxes	125,507	3.8%	103,007	4.2%	22,500	21.8%

Income from continuing operations	210,264	6.4%	167,118	6.8%	43,146	25.8%
Discontinued operations:
Income from discontinued operations, net of taxes	—	0.0%	224	0.0%	(224)	-100.0%
Gain on sale of discontinued operations, net of taxes	—	0.0%	1,729	0.1%	(1,729)	-100.0%

Income from discontinued operations	—	0.0%	1,953	0.1%	(1,953)	-100.0%

Net income	$210,264	6.4%	$169,071	6.8%	$41,193	24.4%

Basic earnings per share (1):
Income from continuing operations	$1.44		$1.17		$0.27	23.1%
Income from discontinued operations	—		0.01		(0.01)	-100.0%

Total	$1.44		$1.18		$0.26	22.0%

Diluted earnings per share (1):
Income from continuing operations	$1.42		$1.15		$0.27	23.5%
Income from discontinued operations	—		0.01		(0.01)	-100.0%

Total	$1.42		$1.16		$0.26	22.4%

Weighted average common shares outstanding:
Basic	146,126		143,271		2,855	2.0%

Diluted	148,375		145,857		2,518	1.7%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited table reconciles income from continuing operations to EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(In thousands)
Income from continuing operations	$56,145	$41,328	$210,264	$167,118
Depreciation and amortization	16,197	11,039	54,505	41,428
Interest expense, net	6,520	6,699	22,447	28,316
Loss on debt extinguishment (1)	—	—	5,345	—
Provision for income taxes	28,073	25,096	125,507	103,007

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$106,935	$84,162	$418,068	$339,869

EBITDA as a percentage of revenue	11.4%	12.5%	12.8%	13.8%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended December 31,
	2011	2010	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
Aftermarket, other new and refurbished products	$531,116	$342,555	$188,561	55.0%
Recycled, remanufactured and related products and services	284,946	230,141	54,805	23.8%

Parts and services	816,062	572,696	243,366	42.5%
Other	123,570	101,367	22,203	21.9%

Total	$939,632	$674,063	$265,569	39.4%

Revenue changes by category for the three months ended December 31, 2011 vs. 2010:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	50.7%	4.4%	-0.1%	55.0%
Recycled, remanufactured and related products and services	16.5%	7.3%	0.0%	23.8%
Parts and services	37.0%	5.6%	-0.1%	42.5%
Other	11.0%	10.9%	0.0%	21.9%
Total	33.1%	6.4%	0.0%	39.4%

	Year Ended December 31,
	2011	2010	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
Aftermarket, other new and refurbished products	$1,634,003	$1,236,806	$397,197	32.1%
Recycled, remanufactured and related products and services	1,115,088	888,320	226,768	25.5%

Parts and services	2,749,091	2,125,126	623,965	29.4%
Other	520,771	344,755	176,016	51.1%

Total	$3,269,862	$2,469,881	$799,981	32.4%

Revenue changes by category for the year ended December 31, 2011 vs. 2010:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	25.1%	6.9%	0.1%	32.1%
Recycled, remanufactured and related products and services	15.9%	9.4%	0.2%	25.5%
Parts and services	21.3%	7.9%	0.2%	29.4%
Other	23.0%	28.0%	0.1%	51.1%
Total	21.5%	10.7%	0.1%	32.4%

The following unaudited table compares our revenue and EBITDA by reportable segment:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(In thousands)
Revenue
North America	$801,146	$674,063	$3,131,376	$2,469,881
Europe	138,486	—	138,486	—

Total revenue	$939,632	$674,063	$3,269,862	$2,469,881

EBITDA
North America	$94,791	$84,162	$405,924	$339,869
Europe	12,144	—	12,144	—

Total EBITDA	$106,935	$84,162	$418,068	$339,869